EXHIBIT 16.1

Radin, Glass & Co., LLP

Certified Public Accountants

360 Lexington Avenue
Rg	New York, NY 10017
www.radinglass.com
212.557.7505 Ext. 324
Fax: 212.557.7591

April 19, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated April 19, 2005 of AMERICAN HOME FOOD PRODUCTS INC. (formerly Novex Systems International, Inc.) and are in agreement with the statements contained in the first, second and third paragraphs therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.

/s/ Radin, Glass & Co., LLP
Certified Public Accountants